Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-213306 on Form S-3 of our report dated March 25, 2019, relating to the consolidated financial statements and financial statement schedule of Cole Office & Industrial REIT (CCIT II), Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cole Office & Industrial REIT (CCIT II), Inc. for the year ended December 31, 2018.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 25, 2019